SALES REPRESENTATIVE AGREEMENT
THIS SALES REPRESENTATIVE AGREEMENT (hereinafter "Agreement") is made and entered into between GTC Telecom, Inc., its assigns, and successors (hereinafter "GTC") and OhGolly.com, Inc., its assigns, and successors (hereinafter "OhGolly"), on this 9th day of March, 1999.

                               RECITALS

          WHEREAS GTC Telecom, Inc. is a corporation duly organized and existing under the laws of the State of Nevada with offices located at 3151 Airway Ave., Suite P-3, Costa Mesa, CA 92626; and

          WHEREAS OhGolly, Inc. is a corporation duly organized and existing under the laws of the State of California with offices located at 18141 Beach Blvd., Suite 320, Huntington Beach, CA 92648; and

          WHEREAS GTC and OhGolly desire to enter into a legal and binding agreement whereby OhGolly agrees to market GTC's Internet
Web Page Hosting services according to the terms of the Agreement as set forth herein;

          NOW, THEREFORE, GTC and OhGolly agree as follows:

                MARKETING, PROMOTING, AND ADVERTISING
                OF INTERNET WEB PAGE HOSTING SERVICES

1. APPOINTMENT OF OHGOLLY. Effective upon execution of this Agreement, GTC hereby appoints OhGolly as its non-exclusive independent marketing distributor, to promote, market and distribute GTC's Internet Web Page Hosting services at the rate plans and terms set forth in this agreement. OhGolly hereby accepts its appointment subject to the terms, conditions and limitations set forth herein.

2. RATE PLAN. OhGolly agrees to market GTC's Internet Web Page Hosting services at the rates set by GTC. Prior to commencement of OhGolly's duties under this Agreement, GTC shall furnish OhGolly with copies of its current price lists and rate plans for GTC's Internet Web Page Hosting service. OhGolly shall quote to Customers only those prices and rates authorized by GTC.

3. INVOICES. GTC shall render all invoices directly to the Customers and shall send copies of all Commissionable invoices to OhGolly. Payments by Customers shall be made directly to GTC.

4. NONSOLICITATION. OhGolly, its officers, directors, and employees, including but not limited to, Paul Thenard II, Lars Perrson, Todd Johnson, and Jeff Einstoss, acknowledge that GTC's relationships with its employees, customers, clients, suppliers, sponsors and other persons are valuable business assets. To forestall any use of any such information, OhGolly and its shareholders, officers, directors, and employees agree that for the term of this

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          Agreement and for a period of one (1) year thereafter,
          OhGolly and its shareholders, officers, directors, and employees shall not, directly or indirectly, attempt to remarket customer accounts which have been sold to GTC by OhGolly.

5. TRADEMARKS. OhGolly shall not use GTC's name or marks without the express written consent of GTC.

6. RETURN OF MARKETING MATERIALS. OhGolly shall return all marketing, promotional, advertising, or any other sales literature, information, or confidential information provided to OhGolly by GTC within thirty (30) days of the effective termination of this agreement.

7. PRESS RELEASES AND OTHER MARKETING MATERIALS. Either party to this agreement must obtain approval for any and all press releases, advertisements, or any other marketing materials to be used, prior to dissemination.

                          SALE CONFIRMATION

8.         TIMING OF COMMENCEMENT OF SALES.  An order  (the
          "Customer") solicited by OhGolly will be considered a sale
          ( "Sale") upon the completion of the following:
          (a) OhGolly has successfully completed a personal Internet Web Page for the Customer;
          (b) OhGolly has sent the Customer a Fulfillment Package
          (an example of which is attached hereto was Exhibit "A"); and
          (c) GTC has assigned an Authorization number to the Customer.
          Upon the occurrence of paragraph 8(a)(b) & (c), the order shall be considered a Sale and OhGolly will receive its Commission as outlined in paragraph 9 & 10.

                             COMMISSIONS

9. SALES COMMISSION. GTC agrees to pay OhGolly $100 per each Sale (the "Sales Commission") within the time period specified in paragraph 10.

10. SUBMISSION OF SALES AND PAYMENT OF COMMISSION. OhGolly agrees to submit an invoice for all Sales to GTC weekly by 11:59 p.m. Friday, Pacific Standard Time. OhGolly shall receive compensation for all such submitted Sales as follows:
        GTC shall pay OhGolly 65% of all Commissions due on a weekly basis within seven (7) days from the date of submission to GTC. GTC shall pay the balance of 35% of the Commission within sixty days from the date of submission to GTC. Sales submitted after the deadline will be payable on the next payment cycle.

11. COMMISSION CREDIT. Pursuant to that certain Purchase and Services Agreement dated March 9, 1999 between GTC and Service One Communications, Inc. (the "Service One Agreement"), OhGolly agrees to credit GTC towards the payment of any Commissions owed to OhGolly under this Agreement, any credit due to GTC pursuant to paragraph 3(d) of the Service One Agreement.
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12.            MONTHLY STATEMENTS.  GTC shall submit to OhGolly
       monthly statements of Commissions due and payable to OhGolly under the terms of this Agreement, with reference to the specific invoices on which the Commissions are being paid.

13. INSPECTION OF RECORDS. OhGolly shall have the right, at its own expense and not more than once in any four (4) month period, to inspect at reasonable times, GTC's relevant accounting records to verify the accuracy of Commissions paid by GTC under the terms of this Agreement.

                           CUSTOMER SUPPORT

14. CUSTOMER SUPPORT. GTC shall have the option to appoint OhGolly as its Customer Support Representative to the Customers (the "Support Option"). Should GTC elect to exercise the Support Option, OhGolly agrees to respond to all customer support calls on a timely basis and to provide support to Customers with regards to the operation and maintenance of the Customer's Personal Internet Web Page. In return, GTC shall pay OhGolly $3.00 for each customer support call made by a Customer to OhGolly (the "Support Fee"). OhGolly shall provide GTC with an invoice of all such customer support calls weekly by Friday at 11:30 am, Pacific Standard Time. GTC shall pay OhGolly the Support Fee within seven (7) days of the date of such invoices. GTC shall have the right to terminate the Support Option provided that GTC provide OhGolly with seven (7) days notice of such termination.

                 RELATIONSHIP BETWEEN OHGOLLY AND GTC

 15. INDEPENDENT CONTRACTOR. OhGolly's relationship to GTC hereunder shall be that of an independent vendor. Neither party shall be deemed to be the agent of the other, and neither shall have the authority to act on behalf of the other party except in the matter and extent agreed to in writing. Nothing contained in this Agreement shall be construed to imply that OhGolly or GTC, or any employee, agent or other authorized representative of any such party, is a partner, joint venturer, agent officer or employee of the other. Neither party hereto shall have any authority to bind the other in any respect vis a vis any third party, it being intended that each shall remain an independent contractor and responsible only for its own actions. OhGolly and GTC are independent contractors, each responsible for its own actions, costs and expenses. Neither OhGolly nor GTC shall have any right to, and shall not, commit the other party to any agreement, contract, or undertaking or waive or compromise any of such other party's rights against customers or other parties.

16. NOT EMPLOYEES. Persons retained by a party hereto as employees or agents shall not be deemed to be employees or agents of the other party because of the relationship established herein. OhGolly, its agents or employees, shall not be entitled to participate in, or otherwise receive, any benefit or right as any employee under any GTC benefit or welfare plan, including but not limited to, employee insurance, pension, or security plans, as a result of entering into this agreement.

17. BUSINESS EXPENSES. OhGolly shall be responsible for, and GTC shall have no liability for, any and all business expenses incurred by OhGolly in performing its duties hereunder. Business expenses shall include, but are not limited to, all operating, travel, meals, and entertainment expenses. Each of OhGolly and GTC shall bear its own costs and expenses for marketing, promoting and advertising the services of GTC unless mutually agreed to in writing otherwise in advance.

18. TAXES. GTC is not responsible for any taxes, unemployment insurance, insurance, Social Security, or any local, state, or federal fees and/or taxes incurred by OhGolly, its agents or employees. GTC shall pay OhGolly fees and commissions only according to the provisions of this agreement. OhGolly is responsible for all state, local, and federal taxes and fees on all monies paid to OhGolly by GTC. Conversely, GTC shall be responsible for all applicable state, federal, and local taxes and fees on all monies paid to GTC by its consumers.

19. REPRESENTATIONS TO THIRD PARTIES. OhGolly agrees that it will make no representations with respect to its relationship to GTC except that it is an independent marketing distributor of GTC telecommunication services.

              CONFIDENTIAL INFORMATION AND TRADE SECRETS

20. CONFIDENTIAL INFORMATION. OhGolly hereby acknowledges and agrees that all information disclosed to OhGolly by GTC, whether written or oral, relating to GTC's business activities, its customer names, addresses, all operating plans, information relating to its existing services, new or envisioned GTC products or services and the development thereof, scientific, engineering, or technical information relating to GTC's interface with long distance carriers, GTC's marketing or product promotional material, including brochures, product literature, plan sheets, and any and all reports generated to customers, or to OhGolly with regard to customers, unpublished list of names, and all information relating to GTC's order processing, pricing, cost and quotations, and any and all information relating to GTC's relationship with customers and OhGolly, is considered confidential information, and is proprietary to, and is considered the invaluable trade secret of GTC (collectively "Confidential Information"). Any disclosure of any Confidential Information by OhGolly, its employees, agents or representatives shall cause immediate, substantial, and irreparable harm and loss to GTC, and GTC's competitive position in the marketplace. OhGolly understands that GTC desires to keep such Confidential Information in the strictest confidence, and that OhGolly's agreement to do so is a continuing condition of the receipt and possession of Confidential Information, and a material provision of this agreement, and a condition that shall survive the termination of this Agreement. Consequently, OhGolly shall use Confidential Information for the sole purpose of performing its obligations as provided herein. OhGolly agrees:

       A. not to disclose Confidential Information to future or existing competitors;

       B. to limit dissemination of Confidential Information to only those OhGolly employees who have a need to know such Confidential Information in order perform their duties as set forth herein;

       C. to return Confidential Information, including all copies and records thereof, to GTC upon receipt of a request from GTC, or termination of the agreement as provided herein, whichever occurs first.

                       MISCELLANEOUS PROVISIONS

21. TERM AND TERMINATION. This Agreement shall be for an initial term of 12 months. Either GTC or OhGolly may terminate this Agreement at any time upon thirty (60) days written notice given by the terminating party. Notwithstanding the above, if either party defaults in the performance of any material obligation in this Agreement, then the non-defaulting party may give written notice to the defaulting party, and if such default is not cured within ten
       (10) days following such notice, the non-defaulting party shall be entitled to terminate this Agreement.

22. ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof. No understanding, promise, inducement, statement of intention, representation, warranty, covenant or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any party hereto which is not embodied in this Agreement or the written statements, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant or condition not so set forth.

23. NOTICES. All notices provided for in this Agreement shall be in writing signed by the party giving such notice, and delivered personally or sent by overnight courier or messenger or sent by registered or certified mail (air mail if overseas), return receipt requested, or by telex, facsimile transmission, telegram or similar means of communication. Notices shall be deemed to have been received on the date of personal delivery, telex, facsimile transmission, telegram or similar means of communication, or if sent by overnight courier or messenger, shall be deemed to have been received on the next delivery day after deposit with the courier or messenger, or if sent by certified or registered mail, return receipt requested, shall be deemed to have been received on the third business day after the date of mailing. Notices shall be sent to the addresses set forth below:
              If to GTC:
              GTC Telecom, Inc.
              3151 Airway Avenue, Suite P-3
              Costa Mesa, CA 92626
              Attn: Paul Sandhu, President

              With a copy to:

              Law offices of M. Richard Cutler, Esq.
              610 Newport Center Drive, Suite 800
              Newport Beach, CA 92660
              Attention: M. Richard Cutler

              If to OhGolly:

            OhGolly.com, Inc.
           18141 Beach Blvd., Suite 320
           Huntington Beach, CA 92648
           Attn: Paul Thenard II, President

24. CHOICE OF LAW. This Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of California including all matters of construction, validity, performance, and enforcement and without giving effect to the principles of conflict of laws.

25. JURISDICTION. The parties submit to the jurisdiction of the Courts of the State of California or a Federal Court empaneled in the State of California for the resolution of all legal disputes arising under the terms of this Agreement, including, but not limited to, enforcement of any arbitration award.

26. VENUE. The parties hereto hereby consent to the venue and jurisdiction of the Superior Court of the State of California, Orange County, Central District and waive all defenses of improper venue or jurisdiction.

27. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

28. AMENDMENT AND MODIFICATION. Subject to applicable law, this Agreement may be amended, modified, or supplemented only by a written agreement signed by all of the parties hereto.

29. TITLES AND CAPTIONS. All section titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor affect the interpretation of this Agreement.

30. PRONOUNS AND PLURALS. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons may require.

31. AGREEMENT BINDING. This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

32. PRESUMPTION. This Agreement or any Section thereof shall not be construed against any party due to the fact that said Agreement or any Section thereof was drafted by said party.

33. FURTHER ACTION. The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purpose of the Agreement.

34. PARTIES IN INTEREST. Nothing herein shall be construed to be to the benefit of any third party, nor is it intended that any provision shall be for the benefit of any third party.

35. SAVINGS CLAUSE. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

36. INDEMNIFICATION. OhGolly agrees to indemnify and hold harmless GTC for any errors or omissions by OhGolly, either intentional or unintentional resulting in a claim by third parties, arising out of its work in accordance with this Agreement.

37. SEVERABILITY. Should any provision or any part of this agreement be held unenforceable by any court or arbitrator, then the remainder of the agreement shall be given full force and effect and the invalid provision shall be deemed severed from this agreement.

GTC AND OHGOLLY ACKNOWLEDGE THAT THEY HAVE READ EACH AND EVERY
PARAGRAPH OF THIS AGREEMENT AND THAT THEY UNDERSTAND THEIR RIGHTS
AND OBLIGATIONS AND THAT THEY HAVE BEEN ADVISED TO CONSULT THEIR
RESPECTIVE ATTORNEYS PRIOR TO EXECUTING THIS AGREEMENT.

GTC Telecom, Inc.                     OhGolly, Inc.
         /s/ Paul Sandhu               /s/ Paul Thenard II
By: Paul Sandhu, President         By: Paul Thenard II, President